EXHIBIT 23.2

                     [LETTERHEAD OF BERENSON & COMPANY LLP]

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Paging Partners Corporation on Form S-3 of our report dated February 6, 1997, except notes 5 and 10 as to which the date is March 14, 1997, appearing in the Annual Report on Form 10-KSB of Paging Partners Corporation for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                                    /s/ Berenson & Company LLP

New York, New York
March 31, 1997